Exhibit 99.2

Validus Holdings, Ltd. 29 Richmond Road Pembroke HM 08 Bermuda Mailing Address Suite 1790 48 Par-la-Ville Road Hamilton HM 11 Bermuda T 441 278 9000 F 441 278 9009 www.validusholdings.com
Validus Holdings, Ltd. Announces Modified Dutch Auction Tender Offer
for $300 Million Validus Common Shares
Pembroke, Bermuda. May 6, 2010. Validus Holdings, Ltd. (NYSE: VR) announced today that its Board of Directors has approved a self tender offer pursuant to which the Company may repurchase up to $300 million in common shares. The tender offer is part of the Company’s program announced on February 17, 2010, whereby the Company’s Board of Directors authorized the Company to return up to $750 million to shareholders through share repurchases or other means.
The tender offer will proceed by way of a “modified Dutch auction”, pursuant to which Validus shareholders may tender all or a portion of their common shares (1) at a price of not less than $24.00 and not more than $27.50, in increments of $0.25 per share or (2) without specifying a purchase price, in which case their common shares will be purchased at the purchase price determined in accordance with the tender offer. When the tender offer expires, the Company will select the lowest price within the range of prices specified above (the “purchase price”) enabling the Company to purchase up to $300 million of its common shares. Shareholders will receive the purchase price in cash, without interest, for common shares tendered at prices equal to or less than the purchase price, subject to the conditions of the tender offer, including the provisions relating to proration, “odd lot” priority and conditional tender in the event that the aggregate cost to purchase all of the common shares tendered at or less than the purchase price exceeds $300 million. These provisions will be described in the Offer to Purchase relating to the tender offer that will be distributed to shareholders. All common shares purchased by the Company will be purchased at the same price. All common shares tendered at prices higher than the purchase price will be returned promptly to shareholders.
The tender offer will not be conditional upon obtaining financing or any minimum number of common shares being tendered; however, the tender offer will be subject to a number of other terms and conditions, which will be specified in the Offer to Purchase. The tender offer will expire at 5:00 p.m., New York City time, on June 8, 2010, unless withdrawn or extended by the Company. Georgeson Inc. will serve as information agent for the tender offer.
While the Company’s Board of Directors has authorized the tender offer, it has not, nor has the Company, the dealer manager, the information agent or the depositary made any recommendation to the Company’s shareholders as to whether to tender or refrain from tendering their common shares or as to the price or prices at which they may choose to tender their common shares. Shareholders must make their own decision as to whether to tender their common shares and, if so, how many common shares to tender and the price or prices at which they will tender them. Shareholders are urged to discuss their decision with their tax advisors, financial advisors and/or brokers.
Press Release for Informational Purposes Only
The discussion of the tender offer contained in this press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any of the Company’s common shares.

The offer to purchase and the solicitation of the Company’s common shares will be made only pursuant to the Offer to Purchase, the related letter of transmittal and other related materials that are expected to be mailed to all shareholders shortly after commencement of the offer, at no expense to shareholders. Shareholders should read those materials and the documents incorporated therein by reference carefully when they become available because they will contain important information, including the various terms of, and conditions to, the tender offer. The Company will file a Tender Offer Statement on Schedule TO with the SEC. The Tender Offer Statement (including the Offer to Purchase, the related letter of transmittal and other related materials) will also be available to shareholders at no charge at the SEC’s website at www.sec.gov, or the Investor Relations section of the Company’s website located at www.validusholdings.com, or from the information agent, Georgeson Inc. Shareholders are urged to read those materials carefully prior to making any decisions with respect to the tender offer.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000
or
Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080
Roddy Watt/Tony Friend
College Hill
+44 (0)20 7457 2020
Cautionary Note Regarding Forward-Looking Statements
This news release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets;

5) Validus’ limited operating history; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors; 18) the ability of the Company to commence and complete the tender offer, the price at which the Company purchases shares in the tender offer or otherwise, and the number of shares it is able to purchase pursuant to the tender offer or otherwise; and 19) the ability of the Company to achieve the benefits contemplated by the tender offer.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.